UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  07/27/2009

Piedmont Office Realty Trust, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-25739

MD	58-2328421
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

11695 Johns Creek Parkway
Suite 350
Johns Creek, GA 30097-1523
(Address of principal executive offices, including zip code)

770-418-8800
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events

Extension of Liquidity Date

At Piedmont Office Realty Trust Inc.'s (the "Registrant's") 2007 Annual Meeting of Stockholders, the Registrant's stockholders approved an amendment to the Registrant's Articles of Incorporation, which extended the required liquidation date of the Registrant. The amendment provided that the liquidation date would be extended to July 30, 2009, and that the date could be further extended to January 30, 2011 by the Registrant's board of directors through a resolution adopted by a majority of its directors. On July 21, 2009, the board of directors of the Registrant unanimously approved a further extension of the liquidation date to January 30, 2011.

Dividend Declaration

On July 20, 2009, the board of directors of the Registrant declared dividends for the third quarter 2009 in the amount of $0.1050 (10.50 cents) per share on the outstanding common shares of the Registrant to all stockholders of record of such shares as shown on the books of the Registrant at the close of business on September 15, 2009. Such dividends are to be paid on September 22, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Piedmont Office Realty Trust, Inc.

Date: July 27, 2009	By:	/s/ Robert E. Bowers
Robert E. Bowers
Chief Financial Officer and Executive Vice President